                                                                    EXHIBIT p(2)

                         ABBOTT CAPITAL MANAGEMENT, LLC

                             POLICIES AND PROCEDURES

                            TO PREVENT THE MISUSE OF

                         MATERIAL NONPUBLIC INFORMATION

                                       AND

                                 CODE OF ETHICS

                                    SECTION I

                            POLICY ON INSIDER TRADING

       Abbott Capital Management, LLC and Abbott Capital Management, Inc. (collectively, "Abbott") unequivocally prohibits and forbids any member or employee (each an "employee" and collectively, the "employees") from trading, either personally or on behalf of others (including, without limitation, investment companies and private accounts advised by Abbott) on material nonpublic information or communicating material nonpublic information to others in violation of law. This conduct is commonly referred to as "insider trading". Abbott's policy applies to every member and employee of Abbott and extends to activities within and outside their duties at Abbott. Every member and employee of Abbott must read and retain these Policies and Procedures, in addition to Abbott's Code of Ethics, attached as Exhibit A. Any questions regarding these Policies and Procedures or the Code of Ethics should be referred to Lauren Massey, the Compliance Director.

       There exists no precise definition of insider trading. Indeed, in the face of considerable sentiment in favor of establishing a statutory definition, Congress refused to do so when considering the Insider Trading and Securities Fraud Enforcement Act of 1988. Instead, Congress continues to permit the Securities and Exchange Commission ("SEC") and the courts to oversee the evolution of the definition of insider trading. Despite the haziness of the outer boundaries of this activity, the phrase "insider trading" generally is used to refer to the use of material nonpublic information to trade in securities (whether or not the trader is an "insider") or the communication of material nonpublic information to others.

       While the law concerning insider trading is not static and is constantly evolving, it is generally understood that the law prohibits

       (1) trading by an insider, while in possession of material nonpublic information, or

       (2) trading by a non-insider, while in possession of material nonpublic information, where the information either was disclosed to the non- insider in violation of an insider's duty to keep it confidential or was misappropriated, or

       (3)    communicating material nonpublic information to others.

       The concept of "insider" is broad. It includes members and employees of a limited liability company such as Abbott. In addition, a person can be a temporary insider if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, for example, a company's attorneys, accountants and consultants, a bank which lends money to the company, and the employees of such organizations. In addition, a person may become a temporary insider of a company which such person advises or for which such person performs other services or with which such person has entered a special relationship. Generally, the company must expect the outsider to keep the disclosed nonpublic information confidential and the relationship must at least imply such a duty before the outsider will be considered to be an insider.




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                                      -2-

       Trading on inside information is not a basis for liability unless the information is material. "Material" information is generally considered to be information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect (whether favorable or adverse) on the price of a company's securities. A number of insider trading cases have involved trading in securities which were the subject of actual or impending tender offers, or communicating nonpublic information regarding a potential tender offer. A tender offer will always be considered material by the SEC and the courts. Other information which might be considered material (depending on the attendant facts and circumstances) includes, but is certainly not limited to: dividend changes or omissions, changes in previously released earnings estimates, important financing developments, impending default on debt obligations, acquisition or loss of a major contract, significant mineral discoveries, purchase or sale of significant assets, merger, acquisition or joint venture negotiations, proposals or agreements, plans for "going private", recapitalizations, leveraged buyouts, spinoffs, liquidations, asset dispositions and other corporate restructurings, and other events which investors would consider significant or which may have a substantial effect on market price. Note that material information does not have to relate to a company's business. For example, in a 1987 case the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Journal and whether those reports would be favorable or not. Note also that any judgment regarding materiality may be second-guessed by the SEC or a court with the benefit of hindsight.

       Information is nonpublic until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in the Dow Jones or Reuters news service, The Wall Street Journal, The New York Times, Investors Business Daily or other publications of general circulation would generally be considered to have been communicated to the marketplace.

       The penalties for trading on or communicating material nonpublic information are extremely severe in nature, both for the individuals involved in such unlawful conduct and for any person who at the time of such conduct directly or indirectly controlled the person who engaged in such conduct. A person can be subject to the penalties below even if he or she does not personally benefit from the violation. Penalties include:

              -      civil injunctions,

              - damages to contemporaneous traders on the opposite side of the market,

              -      jail sentences of up to 10 years,

              - a civil penalty for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not such person actually benefited,




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                                      -3-

              - a civil penalty for the controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided as a result of the violator's conduct, and

              - criminal fines of up to $1,000,000 for individuals and up to $2,500,000 for firms.

       In addition, any violation of the law or of these Policies and Procedures can be expected to result in serious sanctions by Abbott, including dismissal of the person or persons involved.

       The foregoing is a very brief and simple summary of what constitutes insider trading under the current law. If you have a question concerning insider trading or concerning the status of specific information in your possession you should consult with the Compliance Director.

                                   SECTION II

                           PERSONAL SECURITIES TRADING

       Subject to certain limited exceptions discussed in the Code of Ethics, all members and employees of Abbott must pre-clear all trades. In addition, within ten days after the end of each calendar quarter, all members and employees of Abbott shall report all transactions in securities during such quarter with respect to personal securities transactions. All members and employees of Abbott shall also report all transactions in securities with respect to each account in which any such member or employee has a direct or indirect beneficial ownership interest (see Exhibit B).

       From time to time the Compliance Director may promulgate lists of restricted securities which may affect personal securities trading by some or all of the members and employees of Abbott and accounts in which they have a direct or indirect beneficial ownership interest. Any such list may also contain prohibitions, restrictions and limitations on trading for accounts advised by Abbott. All persons to whom any such list is distributed must comply with the prohibitions, restrictions and limitations set forth in the list, and authorizations for exceptions therefrom may only be granted by the individual who promulgated the list.

       A narrow exception from such preclearance and quarterly reporting obligations, as well as from any prohibitions, restrictions and limitations on trading contained in any list of restricted securities circulated by the Compliance Director generally will be allowed for any Abbott employee's Immediate Family Member (as defined herein) in cases where the Immediate Family Member engages in securities transactions in such person's capacity as a regular employee of an entity unaffiliated with Abbott and which entity primarily and routinely engages in securities transactions in its normal and ordinary cause of business.




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                                      -4-

                                   SECTION III

                             SUPERVISORY PROCEDURES

                        A. PREVENTION OF INSIDER TRADING

       Abbott has adopted the following supervisory procedures to prevent insider trading:

       (1) These Policies and Procedures will be reviewed with each new employee when hired by Abbott. The Compliance Director shall also obtain, from each member and employee on an annual basis, a written acknowledgment that such person has read and understands these Policies and Procedures and will comply in all respects with these Policies and Procedures, and that such person's securities transactions have been made in full compliance with these Policies and Procedures.

       (2) The Compliance Director shall resolve all issues of whether information received by a member or employee of Abbott is material and nonpublic, and when it has been determined that a member or employee of Abbott is in possession of material nonpublic information, he or she shall implement appropriate measures to prevent trading and communication of such information to others. Such measures may involve the promulgation and distribution of "watch" or "restricted" lists or other directives which must be complied with by each recipient thereof.

       (3) The Compliance Director will review these Policies and Procedures on a regular basis and, if considered appropriate, update and revise the same with the assistance of legal counsel.

                         B. DETECTION OF INSIDER TRADING

       Abbott has adopted the following procedures to detect insider trading:

       (1) The Compliance Director or designee thereof shall review the trading activity as reported by each member and employee of Abbott to determine whether there are any suspect patterns of trading which may be indicative of insider trading.

       (2) The Compliance Director or designee thereof shall also compare such trading activity with any "restricted" or "watch" lists and when desirable shall coordinate such trading review with other appropriate persons.

       (3) Upon learning of a potential violation of these Policies and Procedures, the Compliance Director shall, with the assistance of legal counsel if deemed appropriate, investigate the matter and report the facts to the members of Abbott with their recommendations for further action.

                           STATEMENT OF ACKNOWLEDGMENT

       I have read Abbott's Insider Trading Policies and Procedures (the "Policies and Procedures"). I understand the Policies and Procedures and I am now in compliance with them and will comply in the future. I have no knowledge of any violations of the Policies and Procedures except those I have specifically disclosed to the Compliance Director. I understand that failure to abide by the Policies and Procedures may result in disciplinary actions as severe as dismissal.

                                       ------------------------------
                                       Signature

                                       ------------------------------
                                       Date

                                    EXHIBIT A

                  ABBOTT CAPITAL MANAGEMENT, LLC CODE OF ETHICS

                                GENERAL STATEMENT

       It is the policy of Abbott Capital Management, LLC to uphold strict standards of ethical business conduct that include compliance with all federal, state and local regulations. Failure of employees to abide by this code could damage Abbott Capital Management, LLC's reputation as a responsible investment adviser and lead to the revocation of its status as a registered investment adviser. Abbott Capital Management, LLC will review compliance on an ongoing basis, and employees will be subject to disciplinary action as severe as dismissal for infractions.

                                   DEFINITIONS

       The following definitions are used throughout the Code to make the text more simple and readable:

       ABBOTT - Abbott Capital Management, LLC and Abbott Capital Management,
Inc.

       ABBOTT CLIENT - any advisory client of Abbott. Reference to transactions by Abbott clients in the case of advisory accounts refers only to client accounts managed by Abbott, and not by other investment managers.

       ABBOTT EMPLOYEE - any employee of Abbott, acting for his or her own account, for a member of his or her immediate family, or for an account in which the employee and/or Immediate Family Member (as defined below) have a direct or indirect interest (e.g., family trust) and which receive investment advice of any sort from the employee.

       COMPLIANCE DIRECTOR - The Abbott officer assigned the responsibility of enforcing and interpreting this Code. The Compliance Director is currently Lauren Massey.

       IMMEDIATE FAMILY MEMBER - Any spouse, child, stepchild, grandchild, parent, stepparent, grandparent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, as well as adoptive relationships.

       INTEREST - any interest in a private equity fund.

       SECURITY - any type of equity or debt security, and any rights relating to a security, such as put and call options, warrants and convertible securities. It is important to note that any particular security includes any other right to acquire (or dispose of) that security, such as a warrant, put or call option, or convertible issue. Unless otherwise noted, the term "security" does not include: U.S. government securities, commercial paper, certificates of deposit, bankers'




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                                      -2-

acceptances or open-end investment companies other than those affiliated with, or advised by, Abbott.

                             PROHIBITED TRANSACTIONS

       The following categories of transactions may not be engaged in by Abbott employees unless an exemption is indicated:

       1. TRANSACTIONS IN CONJUNCTION WITH ABBOTT CLIENTS. Without the prior written consent of the Compliance Director, no Abbott employee may purchase or sell an Interest in a private equity fund in which an Interest (a) was or is being purchased or sold for an Abbott client or (b) is being actively considered for purchase or sale by an Abbott client. Further, without the prior written consent of the Compliance Director, no Abbott employee may purchase or sell a security of a company whose securities are held by a private equity fund or have been received from a private equity fund and are being held by an Abbott client at the time pending its sale or distribution.

       2. PUBLIC OFFERINGS. Without the prior written consent of the Compliance Director, no Abbott employee may purchase any of a new class of equity security of a company in an initial public offering if any securities of such company are held by a private equity fund in which an Interest is held by an Abbott client.

       3. PRIVATE OFFERINGS. No Abbott employee may purchase a security in a private offering by a company whose securities are held by a private equity fund in which an Interest is held by an Abbott client without the prior consent of the Compliance Director.

       4. TRANSACTIONS WITH OR INVOLVING ABBOTT CLIENTS. No Abbott employee may purchase from or sell to an Abbott client any securities or other property, nor engage in any transaction to which an Abbott client is a party, or which transaction has a significant relationship to any action taken by an Abbott client.

       5. ABBOTT CAPITAL PRIVATE EQUITY FUND, L.P., ABBOTT CAPITAL PRIVATE EQUITY FUND II, L.P. AND, ABBOTT CAPITAL PRIVATE EQUITY FUND III, L.P., ABBOTT CAPITAL 1330 INVESTORS I, LP. AND ABBOTT CAPITAL 1330 INVESTORS II, L.P. It shall not be a prohibited transaction for Abbott or its employees to serve as partners of the general partner of Abbott Capital Private Equity Fund, L.P., Abbott Capital Private Equity Fund II, L.P., Abbott Capital Private Equity Fund III, L.P., or Abbott Capital 1330 Investors I, LP., or Abbott Capital 1330 Investors II, L.P. or to serve as partners, directors, officers or members of the general partner of any future Abbott-sponsored project.

       6. SIDE-BY-SIDE TRADING. No Abbott employee may buy or sell a security which has been recommended to its clients until all client transactions based on such recommendation have been completed. This provision is not applicable to transactions involving a single or simultaneous closing.





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                                      -3-

       7. DISCLOSURE OF INTEREST. No transaction can be recommended to any Abbott client without disclosing any interest held by the recommending person in the security or the issuer.

       8. TRADING FOR 48 HOURS. In the event Abbott maintains a recommended list of securities, no Abbott employee may trade in a security for 48 hours after a change to, or confirmation of, the status of such security on the list.

                                     WAIVERS

       A written request for a waiver from the prohibited transaction rules may be granted by the Compliance Director after consultation with the applicable personnel, upon a determination that the waiver is warranted to avoid undue hardship to the employee and that none of the abuses or potential abuses that the Code is designed to prevent would occur. Seeking waivers is not encouraged and waivers will not be routinely granted.

       A narrow exception from the prohibited transactions set forth above generally will be allowed for any Abbott employee's Immediate Family Member in cases where the Immediate Family Member engages in securities transactions in such person's capacity as a regular employee of an entity unaffiliated with Abbott and which entity primarily and routinely engages in securities transactions in its normal and ordinary course of business. Such exception or waiver shall be applicable and effective upon and after written notice is provided to the Compliance Director by the Abbott employee that such employee has an Immediate Family Member requiring the above exemption. (see Exhibit C).

                                  PRE-CLEARANCE

       ABBOTT EMPLOYEES MUST PRE-CLEAR ALL TRADES, EXCEPT AS NOTED BELOW.

       All transactions must be pre-cleared except:

       -      purchases or sales that are non-volitional

       - purchases or sales of U.S. government securities, commercial paper, certificates of deposit, bankers' acceptances or open-end investment companies other than those affiliated with, or advised by, Abbott

       -      purchases that are part of an automatic dividend reinvestment plan

       - transactions with respect to which the Abbott employee claims to have had no direct or indirect influence or control

       - purchases or sales of securities of a single public issuer, which have not been part of an initial public offering during the last three months, for all related accounts of an Abbott employee for which the aggregate amount of shares purchased is equal to 500 shares or less or for which the aggregate cost is $50,000 or less over the course of a calendar quarter

       - purchases or sales of investment grade fixed income securities (including municipal securities) which do not exceed $500,000 over the course of a calendar quarter

       - purchases and sales of securities of a single public issuer with a market capitalization in excess of $1 billion and average daily reported volume of trading exceeding 100,000 shares; and/or whose shares are included in the Standard & Poor's 100 Index

       - transactions exempted from pre-clearance obligations pursuant to the waiver and exception set forth in Exhibit C attached hereto

       The form at Appendix I should be completed and sent to the Compliance Director for all transactions requiring pre-clearance. This form is not an admission that any Abbott employee has or had any direct or indirect beneficial ownership interest in the securities set forth therein. Approvals for transactions involving initial public offerings or private placements must be writing. Once securities transactions requiring pre-clearance have been reported to the Compliance Director, the Compliance Director shall review all requests for approval. Records of each approval, and the rationale supporting each such approval shall be maintained for at least five years after the end of the fiscal year in which such approval is granted. Once securities transactions requiring pre-clearance have been reported to the Compliance Director, approval will generally be given if the possibility of a conflict of interest is considered remote. Such approval will be valid for 48 hours.

                                    REPORTING

       - All Abbott employees who have any access to investment information must disclose all securities holdings upon hiring within ten days of the date their employment commences, which shall include: (1) the name, number of shares and cost basis of all securities owned by such person; (ii) any securities account such person maintains with a broker dealer or bank; and (iii) the date that the report is submitted.

       - A Quarterly Summary of all purchases and sales of securities by all Abbott employees who have any access to investment information, as well as supporting reports or duplicate copies of confirmations from brokers, must be filed with the Compliance Director within ten (10) calendar days after the end of each calendar quarter. See Appendix II for the Quarterly Summary Form which must be completed by all employees. If a securities account is established during the prior quarter, such Summary must disclose the name of the broker dealer or bank with which the account was established and the date on which the account was established.

       - An Annual Summary of all purchases and sales of securities by all Abbott employees who have any access to investment information, as well as supporting reports or duplicate copies of confirmations from brokers, must be filed with the Compliance Director within ten (10) calendar days after the end of each calendar year. See Appendix III for the Annual Summary Form which must be completed by all employees. All Abbott employees must disclose all securities holdings upon hiring and then annually, upon request.

       - All Abbott employees must certify annually that they have read and understand the Code or Ethics.

       - These reports will be reviewed for compliance with the Code, and may be reviewed by SEC representatives or representatives of Abbott clients at any time.

       - A narrow exception from the above reporting requirements generally will be allowed for any Abbott employee's Immediate Family Member in cases where the Immediate Family Member engages in securities transactions in such person's capacity as a regular employee of an entity unaffiliated with Abbott and which entity primarily and routinely engages in securities transactions in its normal and ordinary course of business. Such exception or waiver shall be applicable and effective upon and after written notice is provided to the Compliance Director by the Abbott employee that such employee has an Immediate Family Member requiring the above exemption (see Exhibit C).

       The Compliance Director will prepare, for consideration and review by the Managing Directors of Abbott, an annual written report to the Managing Directors of Abbott that:

       - Summarizes any changes in the procedures concerning personal investing during the past year;

       - Identifies any Abbott employee's Immediate Family Member(s) who may be exempted from the preclearance and reporting obligations with respect to securities transactions pursuant to the waiver and exception set forth in Exhibit C;

       - Describes any issues arising under this Code of Ethics since the last report to the Managing Directors of Abbott, including, but not limited to, information about material violations thereof and sanctions imposed in response to the material violations;

       - Certifies that procedures reasonably necessary to prevent violations of this Code of Ethics have been adopted or currently in effect; and

       - Identifies any recommended changes in restrictions and/or procedures based upon Abbott's experience under this Code of Ethics, evolving industry practices or developments in applicable laws or regulations.

       This Code of Ethics, as revised, has been approved by the Managing Directors of Abbott. Any material change to this Code of Ethics shall be approved by the Managing Directors of Abbott within six months of such change.

                                RULES OF CONDUCT

       1. COMPLIANCE WITH THE LAW. Employees must conform their business conduct to state and federal laws and regulations. Illegal conduct, even if it conforms with practices prevailing in an employee's business environment, will not be tolerated.

       Laws and regulations covering such areas as financial reporting, competition, pricing and employee relations may be ambiguous or difficult to interpret. Employees should consult the Compliance Director if they have questions about how to conform job performance to legal requirements. The Compliance Director will refer employees to Abbott's legal counsel, as appropriate.

       2. GIFTS OR OTHER PREFERENTIAL TREATMENT. No Abbott employee or member of his or her family may seek or accept gifts, favors, preferential treatment or special arrangement of material value from any actual or potential Abbott broker, dealer, investment advisor, financial institution or other supplier of goods or services to Abbott or Abbott clients. Notwithstanding the above, an Abbot employee's Immediate Family Member is exempt from this rule to the extent such Immediate Family Member seeks or receives such gifts, favors, preferential treatment or special arrangement solely in his or her capacity as a regular employee of an entity unaffiliated with Abbott.

       This rule is intended to permit only the most proper type of customary business amenities. Listed below are examples of items which would be permitted under proper circumstances and of items which are prohibited under the intent of this rule. These examples are illustrative and not all-inclusive. Notwithstanding these examples, an Abbott employee may not, under any circumstances, accept anything which could lead to or create the appearance of any kind of conflict of interest. For example, acceptance of any consideration is prohibited if it would create the appearance of a "reward" or inducement for business conducted with the person providing the consideration, or their employer.

       Among items not considered of "material value" which, under proper circumstances, would be considered permissible are:

              (a) Occasional lunches or dinners conducted for business purposes;

              (b) Occasional cocktail parties or similar social gatherings conducted for business purposes;

              (c) Occasional attendance at theater, sporting or other entertainment events; and

              (d) Small gifts, usually in the nature of reminder advertising, such as pens, calendars, etc.

       Among items of consideration of "material value" which are not permitted under any circumstances are the following:

              (a) Any gift over $100 in value, or any accumulation of gifts which in aggregate exceeds $100 in value from one source in one calendar year;

              (b) Entertainment of a recurring nature such as sporting events, theater, golf games, etc.;

              (c) The cost of transportation to a locality outside the Boston or New York metropolitan area, and lodging or meals while in another locality, unless such attendance and reimbursement arrangements are in connection with performance of such employee's duties or have been approved in advance by the Compliance Director;

              (d) Personal loans to the Abbott employee on terms more favorable than those generally available for comparable credit standing and collateral; and

              (e) Preferential brokerage commissions or spreads or allocation of stock in "hot issue" initial public offerings, for the Abbott employee's personal trading account.

       Questions regarding the permissibility of accepting items of material value should be referred to the Compliance Director.

       Employees may not solicit charitable, political or other contributions using Abbott letterhead or a reference to Abbott in the solicitation, nor personally while on Abbott business. Discretion is urged in making a conforming solicitation to Abbott service providers; there should never be a suggestion that they have to contribute to keep Abbott's business.

       3. DISCLOSURE OF ABBOTT INFORMATION. No information regarding the portfolio or actual or proposed securities trading activities of any Abbott client may be disclosed outside the Abbott organization unless the information has been publicly announced or reported. Abbott research information must not be disclosed unnecessarily and never for personal gain. Information generally about Abbott and Abbott clients is confidential, and should not be disclosed without a valid business purpose.

       4. USE OF INFORMATION. No Abbott employee may use information from any source in a manner contrary to the interest of, or in competition with, any Abbott client. This rule is not intended to prohibit any Abbott employee from uncovering and capitalizing on new "investment ideas", but requires that Abbott have the first right to such ideas for its clients.

       5. "INSIDE" INFORMATION. Neither Abbott nor any Abbott employee may utilize "inside" information about any issuer of securities. Inside information is material information not generally available to the public. No Abbott employee may solicit inside information from any company, whether or not Abbott clients own stock of the company or Abbott analysts follow the company. Any Abbott employee inadvertently receiving inside information should contact the Compliance Director immediately.

       6. OUTSIDE INVESTMENT ORGANIZATIONS. An Abbott employee may have a beneficial interest in an investment company, limited partnership, investment club or other investment organization not connected with Abbott, provided that, unless waived by the prior written consent of the Compliance Director, his or her only connection is as an outside investor, that he or she takes no part in the investment decisions, and the outside investment organization is not managed by a broker or dealer. Notwithstanding the above, an Abbott employee's Immediate Family Member may have a direct interest in an outside investment organization provided that the Abbott employee takes no part in the investment decisions.

       7. DIRECTORSHIPS AND TRUSTEESHIPS IN OUTSIDE ORGANIZATIONS. Except in connection with the performance of such employee's duties, no Abbott employee may accept a directorship or trusteeship in an unaffiliated company without the prior notification and written approval of the Compliance Director. An officer or director who is a member of more than one board must disclose all of his or her board memberships to each board of which he or she is a member.

       8. OUTSIDE TRUSTEESHIPS, ETC. No Abbott employee may accept a position as trustee, executor or custodian or as any other fiduciary, or as a private investment adviser or counselor for any outside account, without the prior notification and written approval of the Compliance Director.

       9. CONSULTING FEES. No Abbott employee may become involved in consultations or negotiations for corporate financing, acquisitions or other transactions for outside companies (whether or not held by any Abbott client), nor negotiate nor accept a fee in connection with these activities, without prior written permission of the Compliance Director.

       10. IMPROPER USE OF FUNDS. No Abbott employee may pay, or offer or commit to pay, any amount of consideration which might be or appear to be a bribe, kickback, or other similar improper act in connection with Abbott's business. Any questions on this subject should be immediately brought to the attention of the Compliance Director.

       11. POLITICAL CONTRIBUTIONS. It is against Abbott's policy to use partnership assets to fund political contributions of any sort, even where such contributions may be legal. No Abbott employee may offer or agree to make any political contribution (including political dinners and similar fund raisers) on behalf of Abbott, and no employee will be reimbursed by Abbott for such contributions made by the employee personally.

       12. RECORDKEEPING. Compliance with generally accepted accounting principles and controls is expected at all times. All financial records must truly reflect the transactions they record.

       13. OUTSIDE EMPLOYMENT. Employees may not work for any company that competes with Abbott or any of its clients unless specifically authorized to do so by Abbott. Outside employment for companies that are not competitors and that do not do business with Abbott or any of its clients is permitted if such employment does not interfere with the employee's work for Abbott or any of its clients.

                                    SANCTIONS

       Failure to comply with this Code may adversely affect an Abbott employee's performance evaluation, may require the employee to return any benefit derived from the violation, may require the employee to refrain from personal trading for a period, and may lead to termination of employment in appropriate cases. Penalties under the federal securities laws are also possible in certain circumstances.

                                   APPENDIX I

                         ABBOTT CAPITAL MANAGEMENT, LLC
               PERSONAL SECURITIES TRANSACTION PRE-CLEARANCE FORM

To:   Lauren Massey, Compliance Director

Date:
      ---------------

NAME OF EMPLOYEE/MEMBER:
                         ------------------------------------------

--------------------------------------------------------------------------------
DATE OF TRANSACTION:
                    ------------------------------------------------------------

BUY:                                                 SELL:
    ------------------                                    ----------

NAME OF SECURITY:
                 ---------------------------------------------------------

COUNTRY OF ISSUANCE:                TYPE OF SECURITY:
                    ------------                     ---------------------

NUMBER OF SHARES/PAR VALUE:                 PRICE:
                            --------------         -----------------------

NAME/ADDRESS OF BROKER:
                        --------------------------------------------------

                        --------------------------------------------------

                        --------------------------------------------------

--------------------------------------------------------------------------------


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EMPLOYEE SIGNATURE                                  DATE

                                   APPENDIX II

Abbott Capital Management
Quarterly Summary:
                  ------------

Employee Name:
               ------------

Quarter Ended:
               ------------

Please list all personal securities transactions during the quarter.

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                                                                   No. of                              Country
                  Transaction      Transaction Type   Type of      Shares       Unit      Aggregate       of        Broker/Name
Security Name         Date          Buy       Sell    Security    Par Value     Price       Price      Issuance       Address
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
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

I attest that the above listed information is complete and accurate to the best of my knowledge and belief:


----------------------------------               -------------------
Employee Signature                               Date

                                  APPENDIX III

Abbott Capital Management
Annual Summary:
               --------------

Employee Name:
               -------------

Year Ended:
            ------------------

Please list all securities beneficially owned during the Year.

----------------------------------------------------------------------------------------------
                             No. of Shares                         Country of
                  Type of                    Unit      Aggregate                 Broker/Name
Security Name     Security    Par Value      Price       Price      Issuance       Address
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
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

I attest that the above listed information is complete and accurate to the best of my knowledge and belief:


--------------------------------------             ------------------------
Employee Signature                                 Date

                                    EXHIBIT B

                 ACCOUNTS IN WHICH ANY EMPLOYEE HAS A DIRECT OR
                     INDIRECT BENEFICIAL OWNERSHIP INTEREST

       Reporting requirements under the Abbott Capital Management, LLC Code of Ethics with respect to personal securities transactions apply to all accounts in which an Abbott employee has a direct or indirect "beneficial ownership" interest except for those accounts over which such individual has no direct or indirect influence or control and for those accounts which are exempt pursuant to the waiver and exception set forth in Exhibit C attached thereto. Examples of beneficial ownership are described below.

       What constitutes "beneficial ownership" has been dealt with in a number of SEC rules and releases and has grown to encompass many diverse situations. "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder. These include securities held:

       (a) by an Abbott employee for his or her own benefit, whether bearer, registered in his or her own name, or otherwise;

       (b) by others for an Abbott employee's benefit (regardless of whether or how registered), such as securities held for such Abbott employee by custodians, brokers, relatives, executors or administrators;

       (c)    for an Abbott employee's own account by pledgees;

       (d) by a trust in which an Abbott employee has an income or remainder interest. Exceptions: where such Abbott employee's only interest is to receive principal if (1) some other remainderman dies before distribution or (2) some other person can direct by will a distribution of trust property or income to such Abbott employee;

       (e) by an Abbott employee as trustee or co-trustee, where either such Abbott employee or members of his or her immediate family, i.e., spouse, children and their descendants, step-children, parents and their ancestors, and step-parents (treating a legal adoption as blood relationship), have an income or remainder interest in the trust;

       (f) by a trust of which an Abbott employee is the settlor, if such Abbott employee has the power to revoke the trust without obtaining the consent of all the beneficiaries;

       (g)    by any partnership in which an Abbott employee is a partner;

       (h) by a personal holding company controlled by an Abbott employee alone or jointly with others;

       (i) in the name of an Abbott employee's spouse unless legally separated;

       (j) in the names of minor children or in the name of any relative of an Abbott employee or of his or her spouse (including an adult child) who is presently sharing such Abbott employee's home. This applies even if the securities were not received from such Abbott employee and the dividends are not actually used for the maintenance of such Abbott employee's home.

       (k) in the name of another person (other than those listed in (i) and (j) above), if by reason of any contract, understanding, relationship, agreement, or other arrangement, an Abbott employee obtains benefits substantially equivalent to those of ownership; or

       (l) in the name of any person other than an Abbott employee, even though such Abbott employee does not obtain benefits substantially equivalent to those of ownership (as described in (k) above), if such Abbott employee can vest or revest title in himself or herself.

                                    EXHIBIT C

                   IMMEDIATE FAMILY MEMBER BUSINESS EXCEPTION

       Reporting requirements and restrictions under the Abbott Capital Management, LLC Code of Ethics with respect to personal securities transactions shall not apply to the accounts of an Abbott employee's Immediate Family Member who holds and/or invests on behalf of such accounts in such person's capacity as a regular employee of an entity unaffiliated with Abbott and which entity primarily and routinely engages in securities transactions in its normal and ordinary course of business. Such exception or waiver shall be applicable and effective upon and after written notice is provided to the Compliance Director by the Abbott employee that such employee has an Immediate Family Member requiring the above exemption. This exception does not in any way relax Abbott's absolute prohibition on insider trading. Any Abbott employee seeking to take advantage of this exception and waiver with respect to a particular Immediate Family Member must disclose the Immediate Family Member's name, job title and job description to Abbott's Compliance Director at such time as the above exception and waiver may or is reasonably believed by such Abbott employee to become necessary. The Compliance Director will keep record of the information provided and shall present it as part of his or her annual report to the Managing Directors of Abbott.